Exhibit 5.1

October 5, 2017

Nuvectra Corporation

5830 Granite Parkway, Suite 1100

Plano, Texas 75024

Re:     Registration Statement on Form S-3

Ladies and Gentlemen:

I am the Executive Vice President, General Counsel and Corporate Secretary of Nuvectra Corporation, a Delaware corporation (the “Company”). Solely in such capacity and without personal liability, I have acted as counsel to the Company in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (a) the offer and sale by the Company from time to time of up to $100,000,000 aggregate offering price of (i) shares of its common stock, par value $0.001 per share (the “Common Stock”), (ii) shares of its preferred stock, par value $0.001 per share (the “Preferred Stock”), (iii) depositary shares representing an interest in a fractional share or multiple shares of its Preferred Stock evidenced by depositary receipts (the “Depositary Shares”), (iv) warrants to purchase Common Stock or Preferred Stock (the “Warrants”), (v) rights to purchase Common Stock, Preferred Stock or Warrants evidenced by rights certificates (the “Rights”), (vi) purchase contracts for the purchase or sale of Common Stock, Preferred Stock, Depositary Shares, Warrants or any combination of the foregoing (the “Purchase Contracts”) and (vii) units consisting of any combination of Common Stock, Preferred Stock, Depositary Shares, Warrants or Rights (the “Units” and, together with the Common Stock, Preferred Stock, Depositary Shares, Warrants, Rights and Purchase Contracts, the “Securities”), including any Securities issuable upon conversion, exchange or exercise of the Securities or settlement of the Purchase Contracts.

I have examined such documents and have reviewed such questions of law as I have considered necessary or appropriate for the purposes of the opinions set forth below. In rendering the opinions set forth below, I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to me as copies. I have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements and instruments, that such agreements and instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements and instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to the opinions, I have relied upon certificates or comparable documents of officers and other representatives of the Company and of public officials.

Nuvectra Corporation

October 5, 2017

Based on the foregoing, and assuming that (i) the Registration Statement and all amendments thereto (including post-effective amendments) will have become effective under the Securities Act and will continue to be so effective, (ii) a prospectus supplement to the prospectus contained in the Registration Statement, describing the Securities offered thereby, will have been prepared and filed with the Commission under the Securities Act, (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement, (iv) with respect to any newly-issued shares of Common Stock or Preferred Stock to be offered by the Company pursuant to the Registration Statement, there will be sufficient shares of Common Stock or Preferred Stock, as applicable, authorized under the organizational documents of the Company and not otherwise reserved for issuance, (v) the organizational documents of the Company, each as amended as of the date hereof, will not have been amended from the date hereof in a manner that would affect the validity of the opinions set forth below, (vi) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance, sale or delivery of such Security, nor the compliance by the Company with the terms of such Security, (a) will violate (1) any applicable law or (2) the organizational documents of the Company or (b) will result in a violation or breach of (1) any provision of any instrument or agreement then binding upon the Company or any of its assets or (2) any restriction imposed by any court or governmental body having jurisdiction over the Company or any of its assets, (vii) any applicable purchase, underwriting or similar agreement, and any other applicable agreement with respect to any Securities offered or sold, will have been duly authorized and validly executed and delivered by the Company and (viii) any Securities issuable upon conversion, exchange, exercise or settlement of any Security being offered or sold will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, exercise or settlement, I am of the opinion that:

1.

With respect to any shares of Common Stock to be offered by the Company pursuant to the Registration Statement (the “Offered Common Shares”), when (a) the board of directors of the Company, a duly constituted and acting committee thereof or any officers of the Company delegated such authority (such board of directors, committee or officers being referred to herein as the “Board”) have taken all necessary corporate action to authorize and approve the terms of the issuance and sale of the Offered Common Shares in conformity with the organizational documents of the Company and (b) certificates in the form required by the Delaware General Corporation Law of the State of Delaware (the “DGCL”) representing the Offered Common Shares have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (which consideration is not less than the par value of the Common Stock) provided for therein or (ii) upon conversion, exchange, exercise or settlement of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, exercise or settlement as approved by the Board, for the consideration approved by the Board (which consideration is not less than the par value of the Common Stock), then the Offered Common Shares will be validly issued, fully paid and non-assessable.

2.

With respect to any shares of any class or series of Preferred Stock to be offered by the Company pursuant to the Registration Statement (the “Offered Preferred Shares”), when (a) the Board has taken all necessary corporate action to establish the applicable class or series of Preferred Stock in accordance with the DGCL (including, without limitation, by the Company properly filing a certificate of designations with respect to such class or series of Preferred Stock with the Secretary of State of the State of Delaware), (b) the Board has taken all necessary corporate action to authorize and approve the terms of the Offered Preferred Stock and their issuance and sale in conformity with the terms of the applicable class or series of Preferred Stock as established by the Board and (c) certificates in the form required by the DGCL representing the Offered Preferred Shares have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (which consideration is not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion, exchange, exercise or settlement of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, exercise or settlement as approved by the Board, for the consideration approved by the Board (which consideration is not less than the par value of the Preferred Stock), then the Offered Preferred Shares will be validly issued, fully paid and non-assessable.

Nuvectra Corporation

October 5, 2017

3.

With respect to any Depositary Shares to be offered by the Company pursuant to the Registration Statement (the “Offered Depositary Shares”), when (a) a deposit agreement relating to the Offered Depositary Shares (the “Deposit Agreement”), to be entered into between the Company and the depositary named therein (the “Depositary”), has been duly authorized, executed and delivered by the Company, (b) the Board has taken all necessary corporate action to authorize and approve (i) the terms of the Offered Depositary Shares and their issuance and sale in conformity with the Deposit Agreement and (ii) the issuance of the shares of Preferred Stock represented by the Offered Depositary Shares, (c) the shares of Preferred Stock represented by the Offered Depositary Shares have been duly issued and delivered to the Depositary and (d) depositary receipts evidencing the Offered Depositary Shares have been duly executed and countersigned in accordance with the Deposit Agreement and issued against deposit of the Preferred Stock as contemplated by the Deposit Agreement either (i) in accordance with the applicable purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein or (ii) upon conversion, exchange, exercise or settlement of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, exercise or settlement as approved by the Board, for the consideration approved by the Board, then the depositary receipts evidencing the Offered Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Offered Depositary Shares and the Deposit Agreement.

4.

With respect to any Warrants to be offered by the Company pursuant to the Registration Statement (the “Offered Warrants”), when (a) a warrant agreement relating to the Offered Warrants (the “Warrant Agreement”), to be entered into between the Company and the warrant agent named therein (the “Warrant Agent”), has been duly authorized, executed and delivered by the Company, (b) the Board has taken all necessary corporate action to authorize and approve the terms of the Offered Warrants and their issuance and sale in conformity with the Warrant Agreement and (c) the Offered Warrants have been issued, executed and countersigned by the Warrant Agent in accordance with the terms of the Warrant Agreement and delivered either (i) in accordance with the applicable purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein or (ii) upon conversion, exchange, exercise or settlement of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, exercise or settlement as approved by the Board, for the consideration approved by the Board, then the Offered Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms

Nuvectra Corporation

October 5, 2017

5.

With respect to any Rights to be offered by the Company pursuant to the Registration Statement (the “Offered Rights”), when (a) a rights agent agreement relating to the Offered Rights (the “Rights Agreement”), to be entered into between the Company and the rights agent named therein (the “Rights Agent”), has been duly authorized, executed and delivered by the Company, (b) the Board has taken all necessary corporate action to authorize and approve the terms of the Offered Rights and their issuance and sale in conformity with the Rights Agreement and (c) the Offered Rights have been issued, executed and authenticated by the Rights Agent in accordance with the terms of the Rights Agreement and delivered either (i) in accordance with the applicable purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein or (ii) upon conversion, exchange, exercise or settlement of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, exercise or settlement as approved by the Board, for the consideration approved by the Board, then the Offered Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.

With respect to any Purchase Contracts to be offered by the Company pursuant to the Registration Statement (the “Offered Purchase Contracts”), when (a) a purchase contract agreement relating to the Offered Purchase Contracts (the “Purchase Contract Agreement”), to be entered into between the Company and the purchase contract agent named therein (the “Purchase Contract Agent”), has been duly authorized, executed and delivered by the Company, (b) the Board has taken all necessary corporate action to authorize and approve the terms of the Offered Purchase Contracts and their issuance and sale in conformity with the Purchase Contract Agreement and (c) the Offered Purchase Contracts have been issued, executed and authenticated by the Purchase Contract Agent in accordance with the terms of the Purchase Contract Agreement and delivered either (i) in accordance with the applicable purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein or (ii) upon conversion, exchange, exercise or settlement of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, exercise or settlement as approved by the Board, for the consideration approved by the Board, then the Offered Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.

With respect to any Units to be offered by the Company pursuant to the Registration Statement (the “Offered Units”), when (a) a unit agreement relating to the Offered Units (the “Unit Agreement”), to be entered into between the Company and the unit agent named therein (the “Unit Agent”), has been duly authorized, executed and delivered by the Company, (b) the Board has taken all necessary corporate action to authorize and approve the terms of the Offered Units and their issuance and sale in conformity with the Unit Agreement and (c) the Offered Units have been issued, executed and countersigned by the Unit Agent in accordance with the terms of the Unit Agreement and delivered either (i) in accordance with the applicable purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein or (ii) upon conversion, exchange, exercise or settlement of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, exercise or settlement as approved by the Board, for the consideration approved by the Board, then the Offered Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Nuvectra Corporation

October 5, 2017

The opinions set forth above are subject to the following qualifications and exceptions:

(a)

The opinions set forth above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws).

(b)

The opinions set forth above are subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

(c)

The opinions set forth above are subject to limitations regarding the availability of indemnification and contribution where such indemnification or contribution may be limited by applicable law or the application of principles of public policy.

(d)

I express no opinion as to the enforceability of (i) provisions that relate to choice of law, forum selection or submission to jurisdiction (including, without limitation, any express or implied waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum), (ii) waivers by the Company of any statutory or constitutional rights or remedies, (iii) terms which excuse any person or entity from liability for, or require the Company to indemnify such person or entity against, such person’s or entity’s negligence or willful misconduct or (iv) obligations to pay any prepayment premium, default interest rate, early termination fee or other form of liquidated damages, if the payment of such premium, interest rate, fee or damages may be construed as unreasonable in relation to actual damages or disproportionate to actual damages suffered as a result of such prepayment, default or termination.

(e)	I draw your attention to the fact that, under certain circumstances, the enforceability of terms to the effect that provisions may not be waived or modified except in writing may be limited.

The opinions expressed above are limited to the laws of the State of Texas, the DGCL and the federal laws of the United States of America.

Nuvectra Corporation

October 5, 2017

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to my name under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Melissa G. Beare

Melissa G. Beare

Executive Vice President, General Counsel

and Corporate Secretary